                                                                    EXHIBIT 1.01


                      CRESCENT REAL ESTATE EQUITIES, INC.
                            (a Maryland corporation)

                                  COMMON STOCK

                           (Par Value $.01 Per Share)

                                TERMS AGREEMENT
                                ---------------


                                                      Dated:  September 26, 1996


To:      CRESCENT REAL ESTATE EQUITIES, INC.
         777 Main Street
         Fort Worth, Texas  76102

Attention:

Ladies and Gentlemen:

                 We (the "Representative") understand that Crescent Real Estate Equities, Inc. ("the Company") proposes to issue and sell shares of its Common Stock, $.01 par value per share (the "Common Stock") such shares of Common Stock being collectively hereinafter referred to as the "Underwritten Securities". Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Underwriting Agreement referenced to below) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased, at the purchase price set forth below.

                                                                      Number of Shares of Initial
                Underwriter                                              Underwritten Securities
                -----------                                           ---------------------------

 Merrill Lynch , Pierce, Fenner & Smith                                      2,150,000
          Incorporated
 Dean Witter Reynolds Inc.                                                   2,150,000
 PaineWebber Incorporated                                                    2,150,000
 Smith Barney Inc.                                                           2,150,000
 Alex. Brown & Sons Incorporated                                               100,000
 CS First Boston Corporation                                                   100,000
 Donaldson, Lufkin & Jenrette                                                  100,000
   Securities Corporation

 A.G. Edwards & Sons, Inc.                                                     100,000
 Furman Selz LLC                                                               100,000
 NatWest Securities Limited                                                    100,000
 Salomon Brothers Inc                                                          100,000
 Southwest Securities, Inc.                                                    100,000
 UBS Securities LLC                                                            100,000
 EVEREN Securities, Inc.                                                        50,000
 Friedman, Billings, Ramsey & Co., Inc.                                         50,000
 Hanifen, Imhoff Inc.                                                           50,000
 Harris Webb & Garrison, Inc.                                                   50,000
 Edward D. Jones & Co., L.P.                                                    50,000
 Legg Mason Wood Walker,                                                        50,000
   Incorporated
 Principal Financial Securities, Inc.                                           50,000
 Rauscher Pierce Refsnes, Inc.                                                  50,000
 Raymond James & Associates, Inc.                                               50,000
 Sutro & Co. Incorporated                                                       50,000

       Total                                                                10,000,000
                                                                      ========================

          The Underwritten Securities shall have the following terms:
                                  Common Stock


Title of Securities:  Common Stock, par value $.01 per share
Number of Shares:     10,000,000
Public offering price per share:  $40.375
Purchase price per share:  $  38.255
Number of Option Securities, if any, that may be purchased
   by the Underwriters:  1,500,000
Delayed Delivery Contracts:  not authorized
Additional co-managers, if any:  Dean Witter Reynolds Inc., PaineWebber
   Incorporated and Smith Barney Inc.
Closing date and location:  October 2, 1996, Hogan & Hartson L.L.P., Columbia
   Square, 555 Thirteenth Street, N.W., Washington, DC 20004-1109


                 All the provisions contained in the document attached as Annex A hereto entitled "Crescent Real Estate Equities, Inc._Preferred Stock, Common Stock and Common Stock Warrants_Purchase Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Please accept this offer no later than 4:30 o'clock P.M. (New York City time) on September 26, 1996 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                             Very truly yours
                             MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED



                             By:              /s/
                                 --------------------------------------------


                             Acting on behalf of itself and the
                             other named Underwriters.


Accepted:  September 26, 1996

By:   CRESCENT REAL ESTATE EQUITIES, INC.



      By:                   /s/
          -------------------------------

                      CRESCENT REAL ESTATE EQUITIES, INC.
                            (a Maryland corporation)

            Preferred Stock, Common Stock and Common Stock Warrants

                               PURCHASE AGREEMENT

                                                              September 26, 1996



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York  10281-1305

Dear Ladies and Gentlemen:

            Crescent Real Estate Equities, Inc., a Maryland corporation (the "COMPANY") proposes to issue and sell its Preferred Stock, no par value (the "PREFERRED STOCK"), Common Stock, $.01 par value per share (the "COMMON STOCK") and Common Stock Warrants for the purchase of Common Stock (the "WARRANTS"), from time to time, in one or more offerings on terms to be determined at the time of sale (the Preferred Stock, the Common Stock and the Warrants are collectively referred to herein as the "SECURITIES"). Each series of Preferred Stock may vary, as to the specific number of shares, title, stated value, liquidation preference, issuance price, ranking, dividend rate or rates (or method of calculation), dividend payment dates, any redemption or sinking fund requirements, any conversion provisions and any other variable terms as set forth in the Company's First Amended and Restated Articles of Incorporation (the "ARTICLES OF INCORPORATION") or any articles supplementary of the Company containing resolutions of the Board of Directors establishing the preferences and rights of such series of Preferred Stock. As used herein, "you" and "your," unless the context otherwise requires, shall mean the parties to whom this Purchase Agreement (the "AGREEMENT") is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as hereinafter defined) as additional co-managers with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

            At such time, if any, as the Company determines to make an offering of Securities through you or through an underwriting syndicate managed by you, the Company will enter into an agreement (the "TERMS AGREEMENT") providing for the sale of such Securities (the "UNDERWRITTEN SECURITIES") to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you that have authorized you to enter into such Terms Agreement on their behalf (the "UNDERWRITERS," which term shall include you, whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate, and any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the number of Underwritten Securities of each class or series to be initially issued (the "INITIAL UNDERWRITTEN SECURITIES"), the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the number of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the names of such of you or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, of the Initial Underwritten Securities, the time and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Initial Underwritten Securities (including, but not limited to, current ratings, designations, liquidation preferences, conversion or exchange provisions, redemption provisions, and sinking fund requirements applicable to the Initial Underwritten Securities and the terms of the Warrants and the terms, prices and dates upon which such Warrants may be purchased). In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the number of Underwritten Securities subject to such option (the "OPTION SECURITIES"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Underwritten Securities through you or through an underwriting syndicate managed by you will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Underwritten Securities.

                 The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 33-97794) for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 ACT"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 ACT REGULATIONS"), and the Company has filed such amendment or amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statement, as amended, has been declared effective by the Commission. Such registration statement and the prospectus constituting a part thereof (including each amendment thereto and each prospectus supplement relating to the offering of Underwritten Securities pursuant to Rule 415 of the 1933 Act Regulations, which Underwritten Securities are covered by a single Terms Agreement or related Terms Agreements (the "PROSPECTUS SUPPLEMENT")), including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 ACT"), or otherwise, through the Closing Time or Closing Times for such Underwritten Securities and used or delivered in connection with the offering of such Underwritten Securities, are referred to herein as the "REGISTRATION STATEMENT" and the "PROSPECTUS," respectively; provided, that if any revised prospectus shall be provided to you by the Company for use in connection with the offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to you for such use; provided, further, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the 1933 Act (the "RULE 434 PROSPECTUS"). If the Company files a registration statement to register a portion of the Securities and Common Stock issuable upon exercise of the Warrants (the "WARRANT SHARES") and relies on Rule 462(b) for such registration to become effective upon filing with the Commission (the "RULE 462 REGISTRATION STATEMENT"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 33-97794) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP.

                 (a) The Company and Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "OPERATING PARTNERSHIP"), jointly and severally, represent and warrant to you as of the date hereof and to you and each other Underwriter named in the applicable Terms Agreement as of the date thereof (in each case, a "REPRESENTATION DATE"), as follows:

                 (i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and at each Representation Date, will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; the Registration Statement, at the time the Registration Statement became effective, did not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does, and as of each Representation Date (unless the term "Prospectus" refers to a prospectus that has been provided to the Underwriters by the Company for use in connection with the offering of Underwritten Securities that differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at the Closing Time and each Date of Delivery referred to in Section 2(c) hereof, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and, as of the date hereof does not, and as of each Representation Date will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company through you specifically for inclusion in the Registration Statement or the Prospectus.

                 (ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction.

                 (iii) Each of Arthur Andersen LLP, the accounting firm whose report on the financial statements and supporting schedule of the Company is included in the Registration Statement, KPMG Peat Marwick LLP, the accounting firm whose report on the financial statements of The Crescent is included in the Registration Statement, Huselton & Morgan, A Professional Corporation, the accounting firm whose report on the financial statements of Spectrum Center Ltd. is included in the Registration Statement, Grant Thornton LLP, the accounting firm whose report on the financial statements of the Greenway Property Portfolio is included in the Registration Statement and any other accounting firm whose report on financial statements is included in the Registration Statement, is an independent public accountant as required by the 1933 Act and the 1933 Act Regulations.

                 (iv) The financial statements (including the notes thereto) included in the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The supporting schedule included in the Registration Statement presents fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein. The pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the Rules 11-01 and 11-02 of Regulation S-X under the 1933 Act and other 1933 Act Regulations and American Institute of Certified Public Accountants ("AICPA") guidelines with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified. Other than the historical and pro forma financial statements (and schedule) included therein, no other historical or pro forma financial statements (or schedules) are required by the 1933 Act or the 1933 Act Regulations to be included in the Registration Statement. Except as reflected or disclosed in the financial statements included in the Registration Statement or otherwise set forth in the Prospectus, none of the Company, the Operating Partnership, any of the Subsidiaries or the Residential Development Corporations (as such terms are hereinafter defined) are subject to any material indebtedness, obligation, or liability, contingent or otherwise.

                 (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations, considered as one enterprise, whether or not arising in the ordinary course of business, (B) no material casualty loss or material condemnation or other material adverse event with respect to any real property or improvements thereon owned or leased by any of the Company, the Operating Partnership, any of its Subsidiaries or any of the Residential Development Corporations (each individually a "PROPERTY" and collectively, the "PROPERTIES"), including any property underlying indebtedness held by the Company, the Operating Partnership, any of the Subsidiaries or any of the Residential Development Corporations has occurred that is material to the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise, (C) there have been no acquisitions or other transactions entered into by the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation other than those in the ordinary course of business, which are material with respect to such entities, considered as one enterprise, or would result in any inaccuracy in the representations contained in Section 1(a)(iv) above, (D) except as described in the Prospectus and except for regular quarterly dividends or distributions on the Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company, or by the Operating Partnership with respect to its partnership interests, and (E) there has been no change in the capital stock of the Company or its Subsidiaries or the Residential Development Corporations or the partnership interests of the Operating Partnership, or any increase in the indebtedness of the Company, the Operating Partnership, the Subsidiaries or the Residential Development Corporations that is material to such entities, considered as one enterprise.

                 (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation as set forth in the Registration Statement with corporate power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in New York and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the

         Subsidiaries and the Residential Development Corporations considered as one enterprise.

                 (vii) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "DELAWARE ACT") with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise. The First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the "PARTNERSHIP AGREEMENT") is a valid and binding agreement enforceable in accordance with its terms. At the Closing Time (as hereinafter defined), Crescent Real Estate Equities, Ltd., a Delaware corporation ("CGP, INC."), a wholly owned subsidiary of the Company, will be the sole general partner of the Operating Partnership and will be the holder of one percent (1%) of the interests in the Operating Partnership. Entities in which the Company directly or indirectly has a majority ownership interest are hereinafter referred to as the "SUBSIDIARIES," and each, individually, a "SUBSIDIARY." Houston Area Development Corp., a Texas corporation, Mira Vista Development Corp., a Texas corporation, and Crescent Development Management Corp., a Delaware corporation, in which the Company owns no voting securities, and as to which the Company does not have the right to exercise control, are referred to hereinafter collectively as the "RESIDENTIAL DEVELOPMENT CORPORATIONS."

                 (viii) Each of the Subsidiaries and the Residential Development Corporations has been duly organized and is validly existing as a corporation, limited partnership, or limited liability company as the case may be, in good standing under the laws of its respective state of organization, with full power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. Each of the Subsidiaries and the Residential Development Corporations is duly qualified as a foreign corporation, limited partnership, or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise. Each of the partnership agreements, limited liability company agreements, or other, similar instruments to which the Company or any of its Subsidiaries is a party has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement thereof, enforceable in accordance with its terms. All of the issued and outstanding shares of capital stock of each of the corporate Subsidiaries and the Residential Development Corporations have been duly authorized and validly issued and are fully paid and non-assessable. The ownership by the Company, the Operating Partnership or the Subsidiaries of the shares of capital stock or limited partnership or equity interests, as the case may be, of each of the Subsidiaries and the Residential Development Corporations is as described in the Prospectus and such shares or limited partnership interests, membership interests or other, similar instruments owned by the Company, the Operating Partnership or the Subsidiaries are free and clear of all liens, charges and encumbrances.

                 (ix) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to clauses (A), (B) and (C) below); and such shares have been duly authorized, are validly issued, fully paid and non-assessable and have been offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). No shares of capital stock of the Company are reserved for any purpose except in connection with: (A) the incentive compensation plans of the Company as described in the Prospectus, (B) the possible issuance of shares of Common Stock upon the exchange of units of ownership interest in the Operating Partnership (the "UNITS") pursuant to the Partnership Agreement, for which sufficient shares of Common Stock have been reserved for possible future issuance, and (C) in connection with the acquisition of the Greenway Plaza portfolio or the Canyon Ranch-Lenox property as described in the Prospectus. Except for Units and shares of Common Stock issuable upon the exercise of options as described in the Prospectus, there are no outstanding securities convertible into or exchangeable for any capital stock of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such stock or any other securities of the Company.

                 (x) The Underwritten Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and the applicable Terms Agreement and, when issued and delivered by the Company pursuant to the Terms Agreement against payment of the consideration set forth in the Terms Agreement, will be validly issued, fully paid and non-assessable. Upon payment of the purchase price and delivery of the Underwritten Securities in accordance with this Agreement and the applicable Terms Agreement, each of the Underwriters will receive good, valid and marketable title to the Underwritten Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances and claims. The Underwritten Securities will be offered and sold at the Closing Time, or the Date of Delivery, as the case may be, in compliance with all applicable laws (including, without limitation, federal securities laws). The terms of the Common Stock conform to all statements and descriptions related thereto contained in the Prospectus. The form of stock certificate used to evidence the Common Stock, the Preferred Stock or the Warrants, as applicable, is in due and proper form and complies with all applicable legal requirements. The issuance of the Underwritten Securities is not subject to any preemptive or other similar rights and, except as summarized in the Prospectus and set forth in the Company's Articles of Incorporation or Bylaws, there are no restrictions on the voting or transfer of the Common Stock pursuant to the Company's Articles of Incorporation or Bylaws or any agreement or other instrument.

                 (xi) If applicable, the Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement and countersigned by the Warrant Agent as provided in the Warrant Agreement, will have been duly executed, countersigned, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement under which they are to be issued; the issuance of the Warrant Shares upon exercise of the Warrants will not be subject to preemptive or other similar rights; and the Warrants conform in all material respects to all statements relating thereto contained in the Prospectus.

                 (xii) If applicable, the Common Stock issuable upon conversion of any of the Preferred Stock or the Warrant Shares will have been duly and validly authorized and reserved for issuance upon such conversion or exercise by all necessary corporate action and such shares, when issued upon such conversion or exercise, will be duly authorized and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon conversion and exercise will not be subject to preemptive or other similar rights; the Common Stock issuable upon conversion of any of the Preferred Stock or the Warrant Shares, conform in all material respects to all statements relating thereto contained in the Prospectus.

                 (xiii) The applicable Warrant Agreement, if any, will have been duly authorized, executed and delivered by the Company prior to the issuance of any applicable Underwritten Securities, and each constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Warrant Agreement, if any, conforms in all material respects to all statements relating thereto contained in the Prospectus.

                 (xiv) The authorized, issued and outstanding Units are as set forth in the Prospectus except to the extent of changes due to the conversion of Units to Common Stock or the exercise of existing options to acquire Units. All of the Units outstanding at the Closing Time were duly authorized for issuance by the Operating Partnership and are validly issued and fully paid. The Units were offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). Except as summarized in the Prospectus or set forth in the Limited Partnership Agreement, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Units pursuant to the Partnership Agreement or other instrument. The terms of the Units conform to all statements and descriptions related thereto contained in the Prospectus.

                 (xv) None of the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation is in violation of its charter, by-laws, certificate of limited partnership, partnership agreement, or limited liability company agreement as the case may be, and none of the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity is subject, except where a default thereunder would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise.

                 (xvi) The execution and delivery of this Agreement, any applicable Terms Agreement or any applicable Warrant Agreement, the performance of the obligations set forth herein or, if applicable, therein, and the consummation of the transactions contemplated hereby or thereby or in the Prospectus by the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations, as applicable, will not conflict with or constitute a breach or violation by such party of, or default under, (A) any material contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation is a party or by which they, any of them, any of their respective assets or any Property may be bound or subject; (B) the charter, by-laws, certificate of limited partnership, partnership agreement, or limited liability company agreement, as the case may be, of the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation; or (C) any applicable law, rule, order, administrative regulation or administrative or court decree.

                 (xvii) The Company has full right, power and authority under its organizational documents to enter into this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, and this Agreement has been, and as of each Representative Date, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, will have been duly authorized, executed and delivered by the Company

                 (xviii) The Operating Partnership has full right, power and authority under its organizational documents to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company.

                 (xix) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened against or affecting the Company, the Operating Partnership, any Subsidiary, any Residential Development Corporation, any Property, or any property underlying indebtedness held by the Company, the Operating Partnership, any of the Subsidiaries or any of the Residential Development Corporations, or any officer or director of the Company that is required to be disclosed in the Registration Statement (other than as disclosed therein) or that, if determined adversely to the Company, the Operating Partnership, any Subsidiary, any Residential Development Corporation, any Property, including any property underlying indebtedness held by the Company, the Operating Partnership, any of the Subsidiaries and any of the Residential Development Corporations, or any such officer or director, might (A) result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise or
         (B) materially and adversely affect the consummation of the transactions contemplated by this Agreement. There is no pending legal or governmental proceeding to which the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation is a party or of which any of their respective properties or assets or any Property, including any property underlying indebtedness held by the Company, the Operating Partnership, any of the Subsidiaries or any of the Residential Development Corporations, is the subject, including ordinary routine litigation incidental to the business, that is, considered in the aggregate, material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been filed as exhibits to the Registration Statement or to a document incorporated therein by reference.

                 (xx) The Company qualified as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "CODE"), with respect to its taxable years ended December 31, 1994 and December 31, 1995, and is organized in conformity with the requirements for qualification as a real estate investment trust, and its manner of operation has enabled it to meet the requirements for qualification as a real estate investment trust as of the date of the Prospectus, and its proposed manner of operation will enable it to meet the requirements for qualification as a real estate investment trust in the future.

                 (xxi) None of the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation is, or at Closing Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 ACT").

                 (xxii) None of the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation is required to own or possess any trademarks, service marks, trade names or copyrights (collectively, "PROPRIETARY RIGHTS") not now lawfully owned or possessed in order to conduct the business now operated by such entity or as proposed to be operated by it as described in the Prospectus and no such entity has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any proprietary rights.

                 (xxiii) All authorizations, approvals or consents of any court or governmental authority or agency that are necessary in connection with the offering, issuance or sale of the Underwritten Securities hereunder have been obtained, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or real estate syndication laws.

                 (xxiv) Each of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it, or proposed to be conducted by it, as described in the Prospectus, and none of the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise.

                 (xxv) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 ACT REGULATIONS"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of each Representation Date or during the period specified in Section 3(f) hereof, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (xxvi) No labor dispute with the employees of the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation exists or, to the knowledge of the Company or the Operating Partnership, is imminent.

                 (xxvii) Except as otherwise described in the Prospectus, (A) each of the Company, the Operating Partnership, the Subsidiaries, or the Residential Development Corporation, as the case may be, has good and marketable title in fee simple to all real property owned by such entity and good and marketable title to the improvements, if any, thereon and all other assets that are required for the effective operation of such real property in the manner in which they currently are operated; (B) any real property and buildings held under lease by the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation are in full force and effect, and such entity is not in default in respect of any of the terms or provisions of such leases and such entity has not received notice of the assertion of any claim by anyone adverse to the Operating Partnership's rights as lessee under such leases, or affecting or questioning the Operating Partnership's right to the continued possession or use of the real property and buildings held under such leases or of a default under such leases; (C) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the

         Properties, including any property underlying indebtedness held by the Company, the Operating Partnership, any of the Subsidiaries or any of the Residential Development Corporations, and the assets of the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation which are required to be disclosed in the Prospectus are disclosed therein; (D) none of the Company, the Operating Partnership, any of the Subsidiaries, any of the Residential Development Corporations nor any tenant of any of the Properties is in default under any of the leases pursuant to which the Operating Partnership, as lessor, leases its Property (and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to the Operating Partnership, any Subsidiary or any Residential Development Corporation or any Property;
         (E) except as described in the Prospectus, no person has an option or right of first refusal to purchase all or part of any material Property or any interest therein; (F) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate have a material adverse impact on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of such Property or the Operating Partnership; (G) there are in effect for the Properties, including, to the knowledge of the Company, any property underlying indebtedness held by the Company, the Operating Partnership, any of the Subsidiaries and any of the Residential Development Corporations, and the other assets of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations insurance policies covering risks and in amounts that are commercially reasonable for the assets owned by them and that are consistent with the types and amounts of insurance typically maintained by present owners of similar types of properties; and (H) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Properties, including any property underlying indebtedness held by the Company, the Operating Partnership, any of the Subsidiaries or any Residential Development Corporation, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Operating Partnership or with respect to such Property, including any property underlying indebtedness held by the

         Company, the Operating Partnership, any of the Subsidiaries or any Residential Development Corporation.

                 (xxviii) Except as disclosed in the Prospectus, (A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below), except for Hazardous Substances that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise; (B) none of the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property, and no condition exists on, in, under or, to the knowledge of the Company and the Operating Partnership, adjacent to any Property that is reasonably likely to result in the incurrence of material liabilities or any material violations of any Environmental Law (as defined below), give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity; (C) none of the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation intends to use the properties or assets described in the Prospectus or any other real property for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with a Hazardous Substance, except for materials utilized in the ordinary course of business of the properties, provided such use would not, in the ordinary course of business, give rise to liability under any Environmental Law; (D) none of the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation has received any notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on or originating from any Property; (E) none of the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law; (F) no Property is included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other Environmental Law and (G) there are no underground storage tanks located on or in any Property except where the presence thereof would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise.

                As used herein, "HAZARDOUS SUBSTANCE" shall include, without limitation, any hazardous substance, hazardous waste, toxic substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as the same may now or hereafter be amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as the same may now or hereafter be amended); "ENVIRONMENT" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; "ENVIRONMENTAL LAW" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C.
         Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C.
         Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C.
         Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; "GOVERNMENTAL AUTHORITY" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "LIEN" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

                 (xxix) Each of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of such entities considered as one enterprise) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

                 (xxx) Neither the Company, the Subsidiaries, the Residential Development Corporations nor the Operating Partnership, nor any of their directors, officers or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Rule 10b-6 under the 1934 Act, or designed to cause or result under the Securities Act or otherwise in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company or facilitation of the sale or resale of the Underwritten Securities.

                 (b) Any certificate signed by any officer of the Company or the Operating Partnership and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby.


SECTION 2.       PURCHASE AND SALE.

          (a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions set forth herein or in the applicable Terms Agreement.

          (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities. Such option, if granted, will expire 30 days or such lesser number of days as may be specified in the applicable Terms Agreement after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by you to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "DATE OF DELIVERY") shall be determined by you, but shall not be later than seven full business days and not be earlier than two full business days after the exercise of said option, unless otherwise agreed upon by you and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Underwritten Securities each such Underwriter has agreed to purchase as set forth in the applicable Terms Agreement bears to the total number of Initial Underwritten Securities, subject to such adjustments as you in your discretion shall make to eliminate any sales or purchases of fractional Initial Underwritten Securities.

          (c) Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at the offices of Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, N.W., Washington, D.C. 20004-1109, or at such other place as shall be agreed upon by you and the Company, at 9:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the applicable Terms Agreement or, if pricing takes place after 4:30 P.M. New York City time on the date of the applicable Terms Agreement, on the fourth business day (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the applicable Terms Agreement, or at such other time as shall be agreed upon by you and the Company (each such time and date being referred to as a "CLOSING TIME"). In addition, if any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities, shall be made at the above-mentioned offices of Hogan & Hartson L.L.P., or at such other place as shall be agreed upon by you and the Company on each Date of Delivery as specified in the notice from you to the Company. Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company by wire transfer or by certified or official bank check or checks in federal or similar same-day funds payable to the order of the Company against delivery to you for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. The Underwritten Securities shall be in such authorized denominations and registered in such names as you may request in writing at least two business days prior to the applicable Closing Time or Date of Delivery, as the case may be. The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to the applicable Closing Time or Date of Delivery, as the case may be.

                If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts ("DELAYED DELIVERY CONTRACTS") substantially in the form of Exhibit B hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to you at Closing Time, for the respective accounts of the Underwriters, a fee specified in the applicable Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at the applicable Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Prospectus. At the applicable Closing Time, the Company will enter into Delayed Delivery Contracts (for not less than the minimum number of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate number of Underwritten Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

                You shall submit to the Company, at least three business days prior to the applicable Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the number of Underwritten Securities to be purchased by each of them, and the Company will advise you, at least two business days prior to the applicable Closing Time, of the names of the institutional investors with which the making of Delayed Delivery Contracts is approved by the Company and the number of Underwritten Securities to be covered by each such Delayed Delivery Contract.

                The number of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the number of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to the Company; provided, however, that the total number of Underwritten Securities to be purchased by all Underwriters shall be the total number of Underwritten Securities covered by the applicable Terms Agreement, less the number of Underwritten Securities covered by Delayed Delivery Contracts.

SECTION 3.  COVENANTS OF THE COMPANY AND THE OPERATING PARTNERSHIP.

          Each of the Company and the Operating Partnership covenants with you, and with each other Underwriter participating in the offering of the Underwritten Securities, as follows:

          (a) Immediately following the execution of the applicable Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the number of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Underwritten Securities; and the Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the time period required by such Rule and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, the Company will prepare an abbreviated term sheet that complies with the requirements of Rule 434 under the 1933 Act Regulations and will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date of the applicable Terms Agreement.

          (b) The Company will notify you immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement relating to or affecting the offering of the Underwritten Securities, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act relating to or affecting the offering of the Underwritten Securities, (iii) the receipt of any comments from the Commission relating to or affecting the offering of the Underwritten Securities, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating to or affecting the offering of the Underwritten Securities, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement relating to or affecting the offering of the Underwritten Securities or the initiation of any proceedings for that purpose; and the Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (c) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Company will give you notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by you in connection with the offering of Underwritten Securities which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act, 1934 Act or otherwise, and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or preparation, as the case may be, and will not file or prepare any such amendment or supplement or other documents in a form to which you or counsel for the Underwriters shall reasonably object.

          (d) The Company will deliver to each Underwriter, as soon as available, as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Underwriters may reasonably request.

          (e) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Exchange Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

          (f) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the 1933 Act or the 1934 Act, the Company will forthwith prepare an amendment of or supplement to the Registration Statement or the Prospectus (in form and substance satisfactory to counsel for the Underwriters), whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, which will amend or supplement the Prospectus so that it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

          (g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities, the Warrant Shares, if any, and the Common Stock issuable upon conversion of the Preferred Stock for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Underwriters may designate. In each jurisdiction in which the Underwritten Securities, the Warrant Shares, if any, and the Common Stock issuable upon conversion of the Preferred Stock have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

          (h) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date of the registration statement" (as defined in such Rule 158).

          (i) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

          (j) If applicable, the Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under the caption "Use of Proceeds."

          (k) If requested by you, the Company will use its best efforts to effect the listing of the Underwritten Securities on the New York Stock Exchange or such other national exchange on which the Securities are then issued.

          (l) During the period from the date of the applicable Terms Agreement until 90 days after Closing Time, the Company and the Operating Partnership will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or Units or any other security convertible into or exchangeable into or exercisable for the Common Stock, otherwise than in accordance with this Agreement or as contemplated in the Prospectus except for (i) options granted under the stock incentive plans of the Company, (ii) shares of Common Stock issued in exchange for Units and (iii) shares of Common Stock or Units issued in connection with the acquisition of real property or interests therein.

          (m) The Company will use its best efforts to meet the requirements to continue to qualify as a "real estate investment trust" under the Code.

          (n) If requested by you, the Company and the Operating Partnership will cause, or have caused, the officers and directors of the Company to enter into lock-up agreements in form and substance reasonably satisfactory to the Underwriters, and each of the Company and the Operating Partnership acknowledges that the Underwriters are intended third party beneficiaries of such agreements.

          (o) If the Preferred Stock is convertible into shares of Common Stock, the Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue such shares upon conversion of the Preferred Stock, as the case may be, or upon the exercise of the Warrants.

          (p) If the Preferred Stock is convertible into Common Stock, the Company will use its best efforts to list the Common Stock issuable on conversion of the Preferred Stock on the New York Stock Exchange or such other national exchange on which the Company's shares of Common Stock are then listed.

          (q) Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership will (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underwritten Securities, (ii) sell, bid for or purchase the Underwritten Securities or pay any person any compensation for soliciting purchases of the Underwritten Securities or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (r) During the period from the Closing Time until five years after the Closing Time, the Company will deliver to you, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Company mailed to its stockholders or filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and (ii) such other information concerning the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation as you may reasonably request.

          (s) Prior to Closing Time and if not described in the Prospectus, the Company and the Operating Partnership will notify you in writing immediately if any event occurs that renders any of the representations and warranties of the Company and the Operating Partnership contained herein inaccurate or incomplete in any respect.

          (t) If at any time during the 25-day period after the Registration Statement becomes effective or during the period prior to the final Date of Delivery, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Underwritten Securities has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates supplements to or amendments of the Prospectus), the Company will, after written notice from you advising the Company to that effect, promptly prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

          (u)   From the date hereof until notice of termination pursuant to
Section 9(a) hereof is received by you, the Company shall furnish to you and its counsel (at least two business days prior to filing with the Commission) and provide them with a reasonable opportunity to review and comment upon copies of any document proposed to be filed with the Commission pursuant to
Section 13, 14 or 15 of the 1934 Act.



SECTION 4.  PAYMENT OF FEES AND EXPENSES.

                The Company will pay all expenses incident to the performance of its obligations under this Agreement or the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement and the applicable Terms Agreement and other documents related hereto, (iii) the preparation, issuance and delivery of the certificates for the Underwritten Securities and the Warrant Shares, if any, to the Underwriters, (iv) the fees and other charges of the Company's counsel and accountants, (v) the qualification of the Underwritten Securities and the Warrant Shares, if any, under securities laws and real estate syndication laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fees and other charges of counsel for the Underwriters in connection therewith and in connection with the preparation of a blue sky memorandum (the "BLUE SKY MEMORANDUM"), (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the printing (and reproduction) and delivery to the Underwriters of copies of the Blue Sky Memorandum, (viii) the printing and delivery to the Underwriters of copies of the Warrant Agreement, if any, (ix) any fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities, (x) the fees and expenses, if any, incurred with respect to the listing of the Underwritten Securities, the Warrant Shares or the Common Stock issuable on conversion of the Preferred Stock, if any, on any national securities exchange, and (xi) the fee of the National Association of Securities Dealers, Inc. (the "NASD"), including the fees and other charges of counsel for the Underwriters in connection with the NASD's review of the proposed public offering of the Underwritten Securities.

                If the applicable Terms Agreement is canceled or terminated by you in accordance with the provisions of Section 5 or Section 9 hereof, the Company also shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and other charges of counsel for the Underwriters.


SECTION 5.  CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

                The obligations of the Underwriters hereunder and under the applicable Terms Agreement are subject to the accuracy, as of the date hereof and at Closing Time, of the representations and warranties of the Company and the Operating Partnership herein contained, to the performance by the Company and the Operating Partnership of their respective obligations hereunder, and to the following further conditions:

                (a) At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) the rating assigned by any nationally recognized statistical rating organization to any Preferred Stock of the Company and any indebtedness of the Company or the Operating Partnership as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed any Preferred Stock of the Company and any indebtedness of the Company or the Operating Partnership on what is commonly termed a "watch list" for possible downgrading, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

                 (b)   At Closing Time, you shall have received:

                          (i) The favorable opinions, dated as of the Closing Time, of Shaw, Pittman, Potts & Trowbridge, counsel for each of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations, and Locke Purnell Rain Harrell (A Professional Corporation), special Texas counsel for the Subsidiaries that are Texas entities and the Residential Development Corporations (collectively, the "TEXAS ENTITIES"), each in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                          (A) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation as set forth in the Registration Statement. The Company has full corporate power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus, and to enter into and perform its obligations under this Agreement, the Partnership Agreement, the applicable Terms Agreement and the Warrant Agreement, if any (collectively, the "LISTED AGREEMENTS"), to which it is a party. The Company is duly qualified as a foreign corporation to transact business and is in good standing in New York and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise.

                          (B) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Act. The Operating Partnership has full partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Listed Agreements to which it is a party. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in Texas, Colorado, Arizona, New Mexico, Louisiana, Nebraska and each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise. CGP, Inc., a wholly owned subsidiary of the Company, is the sole general partner of the Operating Partnership.

                          (C) Each of the Subsidiaries and the Residential Development Corporations has been organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its respective state of organization, with full corporate or partnership (as the case may be) power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus, and to enter into and perform its obligations under any Listed Agreements to which it is a party. Each of the Subsidiaries and the Residential Development Corporations is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise. All of the issued and outstanding shares of capital stock of each of the corporate Subsidiaries and the Residential Development Corporations have been duly authorized and validly issued and are fully paid and non-assessable. The ownership by the Company, the Operating Partnership and the Subsidiaries of the shares of capital stock or limited partnership or equity interests, as the case may be, of each of the Subsidiaries and the Residential Development Corporations is as described in the Prospectus and such ownership is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                          (D) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus. All of such shares of Common Stock are validly issued, fully paid and non-assessable and have been offered and sold in compliance with all applicable laws (including, without limitation, federal securities laws). No shares of capital stock of the Company are reserved for any purpose except in connection with (i) the option plans of the Company as described in the Prospectus, (ii) the possible issuance of shares of Common Stock upon the exchange of Units pursuant to the Partnership Agreement and (iii) in connection with the acquisition of the Greenway Plaza portfolio or the Canyon Ranch-Lenox property, as described in the Prospectus. Except for Units, shares of Common

                 Stock issuable upon the exercise of options and certain options to acquire Units as described in the Prospectus, there are no outstanding securities convertible into or exchangeable for any capital stock of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such stock or any other securities of the Company.

                          (E) The Underwritten Securities were duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement and the Terms Agreement against payment of the consideration set forth in the Terms Agreement and any Delayed Delivery Contract, will be validly issued, fully paid and non-assessable. Upon payment of the purchase price and delivery of the Underwritten Securities in accordance herewith, each of the Underwriters is receiving good, valid and marketable title to the Underwritten Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances and claims. The Underwritten Securities will be offered and sold at the Closing Time, or the Date of Delivery, as the case may be, in compliance with all applicable laws (including, without limitation, federal securities laws). The terms of the Underwritten Securities and the Common Stock, Preferred Stock and Warrants conform to all statements and descriptions related thereto contained in the Prospectus. The form of stock certificate evidencing the Common Stock, the Preferred Stock or the Warrants, as applicable, is in due and proper form and complies with all applicable legal requirements. The issuance of the Underwritten Securities is not subject to any preemptive or other similar rights and, except as set forth in the Prospectus, there are no restrictions on the voting or transfer of the Common Stock, Preferred Stock or Warrants pursuant to the Company's Articles of Incorporation or Bylaws or any agreement or other instrument known to such counsel.

                          (F) If applicable, the Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement and countersigned by the Warrant Agent as provided in the Warrant Agreement, will have been duly executed, countersigned, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement under which they are to be issued.

                          (G) If applicable, the shares of Common Stock issuable upon conversion of the Preferred Stock or the exercise of the Warrant Shares have been duly and validly authorized and reserved for issuance upon such conversion or exercise by all necessary action on the part of the Company and such shares, when issued upon such conversion in accordance with the charter of the Company, the Warrant Agreement, the Terms Agreement and the Delayed Delivery Contract, as the case may be, will be duly authorized and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive or other similar rights arising by operation of law or otherwise.

                          (H) The applicable Warrant Agreement, if any, has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Warrant Agent, constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms; and the Warrant Agreement, if any, conforms in all material respects to all statements relating thereto contained in the Prospectus.

                          (I)     If applicable, the relative rights,
                 preferences, interests and powers of the Preferred Stock, as the case may be, are as set forth in the articles supplementary containing resolutions of the Board of Directors relating thereto, and all such provisions are valid under Maryland law.

                          (J)     At the Closing Time, the number of
                 authorized, issued and outstanding Units will be as set forth in the Prospectus, except to the extent of changes due to either the conversion of Units to Common Stock or the exercise of existing options to acquire Units. All of the Units outstanding at the Closing Time were duly authorized for issuance by the Operating Partnership and are validly issued and fully paid. To our knowledge, the Units were offered and sold in compliance with all applicable laws (including, without limitation, federal securities laws). Except as summarized in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Units pursuant to the Operating Partnership's Partnership Agreement or other instrument. The terms of the Units conform to all statements and descriptions related thereto contained in the Prospectus.

                          (K) Each of this Agreement, the applicable Terms Agreement and any Delayed Delivery Contract has been duly authorized, executed and delivered by each of the Company and the Operating Partnership, as applicable.

                          (L)     None of the Company, the Operating
                 Partnership, any Subsidiary or any Residential Development Corporation is in violation of its charter, by-laws, certificate of limited partnership, partnership agreement, limited liability company agreement or similar instrument, as the case may be, and, to the knowledge of counsel, none of the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to the Registration Statement or any document incorporated therein by reference or as otherwise identified by the Company as material in an officer's certificate to which such entity is a party or by which such entity is bound, or to which any of the property or assets of such entity is subject, except where a default thereunder would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise.

                          (M) Each of the Listed Agreements was duly and validly authorized, executed and delivered by the Company and the Operating Partnership, as applicable, and, assuming due authorization, execution and delivery by any other party thereto, is a valid and binding agreement, enforceable in accordance with its terms, except as such enforceability may be (1) limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors generally and (2) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                          (N) The execution and delivery of the Listed Agreements, the performance of the obligations set forth in each of the Listed Agreements, and the consummation of the transactions contemplated thereby or in the Prospectus by the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations, as applicable, will not conflict with or constitute a breach or violation of, or default under: (1) to the knowledge of counsel, any material contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement filed as an exhibit to the Registration Statement or any document incorporated therein by reference or as otherwise identified by the Company as material in an officer's certificate to which the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation is a party or by which they or any of them or any of their respective properties or other assets or any Property may be bound or subject; (2) the charter, by-laws, certificate of limited partnership, partnership agreement, or limited liability company agreement, or similar instrument, as the case may be, of the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation; or (3) any federal or Maryland law. The descriptions of the Listed Agreements, if any, contained in the Prospectus are correct and complete in all material respects.

                          (O) To the knowledge of counsel, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Company, the Operating Partnership, any Subsidiary, any Residential Development Corporation, any Property, any property underlying indebtedness held by the Company, the Operating Partnership, any of the Subsidiaries or any Residential Development Corporation, or any officer or director of the Company that is required to be disclosed in the Registration Statement (other than as disclosed therein) or that, if determined adversely to the Company, the Operating Partnership, any Subsidiary, any Residential Development Corporation, any Property, including any property underlying indebtedness held by the Company, the Operating Partnership, any of the Subsidiaries or any of the Residential Development Corporations, or any such officer or director, would reasonably be expected to (1) result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations, considered as one enterprise, or (2) materially and adversely affect the consummation of the transactions contemplated by this Agreement. To the knowledge of counsel, there is no pending legal or governmental proceeding to which the Company, the Operating Partnership, any Subsidiary or any Residential Development Corporation is a party or of which any of their respective properties or assets or any Property, including any property underlying indebtedness held by the Company, the Operating Partnership, any of the Subsidiaries or any of the Residential Development Corporations is the subject, including ordinary routine litigation incidental to the business, that is, considered in the aggregate, material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations, considered as one enterprise. To the knowledge of counsel, there are no contracts or documents of the Company, the Operating Partnership, the Subsidiaries or the Residential Development Corporations which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the

                 1933 Act Regulations which have not been filed as exhibits to the Registration Statement or a document incorporated therein by reference.

                          (P) The Company qualified as a real estate investment trust under the Code with respect to its taxable years ending on or before December 31, 1995 and is organized in conformity with the requirements for qualification as a real estate investment trust, its manner of operation has enabled it to meet the requirements for qualification as a real estate investment trust as of the date of the Prospectus Supplement, and its proposed manner of operation will enable it to meet the requirements for qualification as a real estate investment trust in the future. In connection therewith, you are entitled to rely on the opinions of Shaw, Pittman, Potts & Trowbridge filed as Exhibit 8 to the Registration Statement, the opinions attached to such opinions as exhibits thereto, and any other opinions rendered to the Company with respect to tax matters and described in the Prospectus, all as if rendered to you on the date of Closing.

                          (Q)     None of the Company, the Operating
                 Partnership, any Subsidiary or any Residential Development Corporation is required to be registered under the 1940 Act.

                          (R) All authorizations, approvals and consents of any court or governmental authority or agency that are necessary in connection with the offering, issuance or sale of the Underwritten Securities under this Agreement and the applicable Terms Agreement have been obtained, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or real estate syndication laws with respect to the Underwritten Securities.

                          (S) The Registration Statement has been declared effective under the 1933 Act and, to the knowledge of counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                          (T) The Registration Statement and the Prospectus (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) as of their respective effective or issue dates at the Representation Date complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules, included therein as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                          (U) The information in the Registration Statement under the captions "Description of Preferred Stock," "Description of Common Stock," "Description of Common Stock Warrants," "Certain Provisions of the Articles of Incorporation, Bylaws and Maryland Law" and "ERISA Considerations," to the extent applicable to the offering of the Underwritten Securities and to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein.

                          (V) The information in the Prospectus Supplement under the caption "Federal Income Tax Considerations" and in the Prospectus under the caption "Risks Relating to Qualification and Operation as a REIT" fairly summarizes the federal income tax considerations that are likely to be material to a holder of Underwritten Securities and, to the extent that they constitute matters of law or legal conclusions, they have been reviewed by such counsel, they are correct and present fairly the information required to be disclosed therein.

                          In giving its opinion required by this Section
                 5(b)(i), such counsel shall in addition provide the opinions referenced in the Prospectus Supplement under the caption "Federal Income Tax Consequences."

                          In giving its opinion required by this Section
                 5(b)(i), such counsel shall additionally state (which shall not constitute an opinion) that nothing has come to the attention of such counsel that causes it to believe that the Registration Statement (except for financial statements and schedules and other financial data included therein, as to which counsel need make no statement), at the time such Registration Statement became effective under 1933 Act or at the time an Annual Report on Form 10-K or the latest Quarterly Report on Form 10-Q was filed by the Company with the Commission (whichever is later), or at the date of the applicable Terms Agreement, at the Representation Date or as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus or Prospectus Supplement (except for financial statements and schedules and other financial data included therein, as to which counsel need make no statement), as of the date of the applicable Terms Agreement, at the Representation

                 Date or as of the date of such opinion, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  In giving the opinions required by this
                 Section 5(b)(i), Shaw, Pittman, Potts & Trowbridge and Locke Purnell Rain Harrell (A Professional Corporation) may rely,
                 (A) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for each of the Company, the Operating Partnership, the Subsidiaries or the Residential Development Corporations; (B) as to the qualification and good standing of each of the Company, the Operating Partnership, the Subsidiaries or the Residential Development Corporations to do business in any jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions; and
                 (C) as to all Texas franchise tax matters, upon the opinion, dated as of Closing Time, of Locke Purnell Rain Harrell (A Professional Corporation).

                                  The opinion of Locke Purnell Rain Harrell (A
                 Professional Corporation) shall be limited to the laws of the State of Texas.

                          (ii) The favorable opinion, dated as of Closing Time, of Locke Purnell Rain Harrell (A Professional Corporation), counsel to each of the Company and the Operating Partnership, that it has reviewed the discussion in the Prospectus Supplement under the caption "Federal Income Tax Considerations - State and Local Taxes" with respect to Texas franchise matters and is of the opinion that it accurately summarizes the Texas franchise tax matters expressly described therein.

                          (iii) The favorable opinion, dated as of Closing Time, of Hogan & Hartson L.L.P., counsel for the Underwriters, with respect to the matters set forth in (A) (first sentence only), (B) (first sentence only), (E) (first and fourth sentences only), (F),
         (G), (H), (I), (K), (S) and (T) (first sentence only) of Section 5(b)(i) and a statement (which shall not constitute an opinion) similar to the statement referred to in the third to last paragraph of
         Section 5(b)(i) above. In giving its opinion, Hogan & Hartson L.L.P. may rely, (A) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for each of the Company, the Operating Partnership, the Subsidiaries or the Residential Development Corporations, (B) as to the qualification and good standing of each of the Company, the Operating Partnership, the Subsidiaries or the Residential Development Corporations to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriters, and (C) as to certain matters of law, upon the opinion of Shaw, Pittman, Potts & Trowbridge given pursuant to Section 5(b)(i) above.

                 (c) At Closing Time, (i) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries, the Residential Development Corporations and the Properties considered as one enterprise, whether or not arising in the ordinary course of business, (ii) no proceedings shall be pending or, to the knowledge of the Company or the Operating Partnership, threatened against such entity before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding might result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries, the Residential Development Corporations and the Properties considered as one enterprise other than as set forth in the Prospectus, (iii) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction, and (iv) you shall have received, at Closing Time, a Certificate of the Chief Executive Officer of the Company and the Operating Partnership, and the chief financial or chief accounting officer of each such entity, dated as of Closing Time, evidencing compliance with the provisions of this subsection (c), stating that the representations and warranties set forth in Section 1(a) hereof are accurate as though expressly made at and as of the Closing Time, and stating that the conditions precedent set forth in this Section 5 have been satisfied or waived. As used in this
Section 5(c), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

                 (d) At the time of execution of the applicable Terms Agreement, you shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to you, to the effect that: (i) they are independent public accountants with respect to the Company and the Rainwater Property Group (as defined in the financial statements included in the Registration Statement) as required by the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedule included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and the Rainwater Property Group, a reading of the minute books of the

Company, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that (A) the unaudited financial statements and supporting schedules of the Rainwater Property Group included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (B) the unaudited operating data and balance sheet data of the Company and the Rainwater Property Group set forth in the Prospectus under the caption "Selected Financial Information" were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) the pro forma financial information included in the Registration Statement was not prepared in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to pro forma financial information or was not determined on a basis substantially consistent with that of the audited financial statements included in the Registration Statement or
(D) at a specified date not more than three days prior to the date of the applicable Terms Agreement, there has been any change in the partners' capital, owner's equity or debt of the Rainwater Property Group or any increase in the debt of the Rainwater Property Group or any decrease in the net assets of the Rainwater Property Group, as compared with the amounts shown in the most recent consolidated balance sheet of the Company included in the Registration Statement or, during the period from most recent consolidated statement of operations included in the Registration Statement to a specified date not more than three days prior to the date of the applicable Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in revenues, net income or funds from operations of the Rainwater Property Group, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial and statistical information which are included in the Registration Statement and Prospectus and which are specified by you, and have found such amounts, percentages and financial and statistical information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

                 (e) At Closing Time, you shall have received from Arthur Andersen LLP a letter dated as of Closing Time to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this
Section 5,
except that the "specified date" referred to shall be a date not more than three days prior to Closing Time and, if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause (iv) of subsection (d) of this
Section 5 with respect to certain amounts, percentages and financial information specified by you and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

                 (f) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as contemplated in the applicable Terms Agreement shall be satisfactory in form and substance to you and counsel for the Underwriters.

                 (g) In the event the Underwriters exercise their option provided in a Terms Agreement as set forth in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company and the Operating Partnership hereunder shall be true and correct as of each Date of Delivery, and you shall have received:

                          (i) A certificate of the Chief Executive Officer or the President and Chief Operating Officer, of the Company and the Operating Partnership and the chief financial or chief accounting officer of each such entity, dated such Date of Delivery, confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                          (ii) The favorable opinions of Shaw, Pittman, Potts & Trowbridge, counsel for each of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations, and Locke Purnell Rain Harrell (A Professional Corporation), special counsel for the Texas Entities, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion and statement required by Section 5(b)(i) hereof.

                          (iii) The favorable opinion of Locke Purnell Rain Harrell (A Professional Corporation), counsel to each of the Company and the Operating Partnership, dated such Date of Delivery, with respect to all Texas franchise tax matters and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof.

                          (iv) The favorable opinion of Hogan & Hartson L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion and statement required by Section 5(b)(iii) hereof.

                          (v) A letter from Arthur Andersen LLP, in form and substance satisfactory to you, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to you pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(g)(iv) shall be a date not more than three days prior to such Date of Delivery.

                 If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party or Date of Delivery, as the case may be, except as provided in Section 4 hereof.

SECTION 6.  INDEMNIFICATION.

                 (a) Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of section 15 of the 1933 Act, and any director, officer, employee or affiliate thereof, as follows:

                          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Operating Partnership shall be required under this subsection (i) to indemnify any Underwriter with respect to any loss, liability, claim, damage or expense to the extent such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by you specifically for inclusion in the Registration Statement or the Prospectus;

                          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or of any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection (i) above, if such settlement is effected with the written consent of the Company and the Operating Partnership; and

                          (iii) against any and all expense whatsoever (including, without limitation, the fees and other charges of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection (i) above, to the extent that any such expense is not paid under subsection (i) or (ii) above.

                 (b) Each Underwriter severally agrees to indemnify and hold harmless the Company and the Operating Partnership, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act, and any director, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by you specifically for inclusion in the Registration Statement or the Prospectus.

                 (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that the named parties to any such action (including any impleaded parties) include both such indemnified parties and an indemnifying party, and such indemnified parties reasonably believe that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                 (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.       CONTRIBUTION.

                 In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Operating Partnership and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company, the Operating Partnership Parties are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of section 15 of the 1933 Act and each director, officer, employee or affiliate thereof shall have the same rights to contribution as the Company and the Operating Partnership.

                 The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to their respective underwriting commitments and not joint. For purposes of this Section 7, the Company and the Operating Partnership shall be deemed one party and jointly and severally liable for any obligations hereunder.


SECTION 8.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
                 DELIVERY.

                 All representations, warranties and agreements contained in this Agreement and the Terms Agreement, or contained in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or the Operating Partnership or any controlling persons, and shall survive delivery of the Underwritten Securities to the Underwriters.


SECTION 9.       TERMINATION OF AGREEMENT.

                 (a) This Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by you upon the giving of 30 days' written notice of such termination to the other party hereto, provided that the continued effectiveness of this Agreement shall not in any way limit or prohibit the Company's right to offer any or all of the Securities through any other underwriter or pursuant to any other selling arrangement.

                 (b) You may also terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to Closing Time,
(i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis or escalation of any existing hostilities, or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in your judgment, impracticable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, (iii) if trading in any of the securities of the Company has been suspended or limited by the Commission or on any exchange or any over-the-counter market, or if trading generally on either the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by federal or New York authorities, (iv) if the rating assigned by any nationally recognized statistical rating organization to any Preferred Stock of the Company or any indebtedness of the Company or the Operating Partnership as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any Preferred Stock of the Company or any indebtedness of the Company or the Operating Partnership on what is commonly termed a "watch list" for possible downgrading, (v) a banking moratorium has been declared by either Federal or New York authorities, or (vi) pursuant to Section 10(b) below. As used in this Section 9(b), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

                 (c) In the event of any such termination, (x) the covenants set forth in Section 3 hereof with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.

SECTION 10.  DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

                 If one or more of the Underwriters shall fail at Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "DEFAULTED SHARES"), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 24-hour period, then:


                 (a) if the number of Defaulted Shares does not exceed ten percent (10%) of the Underwritten Securities to be purchased pursuant to the Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

                 (b) if the number of Defaulted Shares exceeds ten percent (10%) of the Underwritten Securities to be purchased pursuant to the Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                 No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

                 In the event of any such default which does not result in a termination of this Agreement, you and the Company each shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.


SECTION 11.  NOTICES.

                 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, attention of Michael F. Profenius, Managing Director; notices to either the Company or the Operating Partnership shall be directed to each of them, c/o the Operating Partnership at 777 Main Street, Suite 2100, Fort Worth, Texas, 76102, attention of John C. Goff, Chief Executive Officer of the Operating Partnership.

SECTION 12.  PARTIES.

                 This Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the applicable Terms Agreement or any provision herein or therein contained. This Agreement and the applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.


SECTION 13.  GOVERNING LAW AND TIME.

                 This Agreement and the applicable Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

                 If the foregoing is in accordance with your understanding of our agreement please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

                                  Very truly yours,

                                  CRESCENT REAL ESTATE EQUITIES,
                                  INC.



                                  By:      /s/
                                     ------------------------------------------



                                  CRESCENT REAL ESTATE EQUITIES
                                  LIMITED PARTNERSHIP

                                    By:  Crescent Real Estate Equities, Ltd.
                                         General Partner




                                       By:       /s/
                                          -------------------------------------




CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:  Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated


      By:      /s/
         ---------------------------------

                                                                       EXHIBIT A





                      CRESCENT REAL ESTATE EQUITIES, INC.
                            (a Maryland corporation)

                             [Title of Securities]

                            FORM OF TERMS AGREEMENT
                            -----------------------


                                                   Dated:                 , 1996
                                                           ------------ --

To:      CRESCENT REAL ESTATE EQUITIES, INC.
         777 Main Street
         Fort Worth, Texas  76102

Attention:

Ladies and Gentlemen:

                 We (the "Representative") understand that Crescent Real Estate Equities, Inc. ("the Company") proposes to issue and sell the number of its [Preferred Stock, no par value (the "Preferred Stock")] [Common Stock, $.01 par value per share (the "Common Stock")] [Common Stock Warrants to purchase Common Stock of the Company (the "Warrants")] (such [Preferred Stock] [Common Stock] [Warrants] being collectively hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Underwriting Agreement referenced to below) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased, at the purchase price set forth below.

                                                                  Number of Shares of Initial
            Underwriter                                              Underwritten Securities
            -----------                                           ---------------------------
                                                                        --------------------
                                           Total                        $
                                                                         ===================


          The Underwritten Securities shall have the following terms:
                        [Preferred Stock] [Common Stock]


Title of Securities:
Number of Shares:
[Current Ratings:]
[Dividend Rate:  [$        ] [         %], Payable:]
[Stated Value:]
[Liquidation Preference:]
[Ranking:]
Public offering price per share:  $     [, plus accumulated dividends, if any,
from          , 19   .]
Purchase price per share:  $    [, plus accumulated dividends, if any, from
, 19   .]
[Conversion provisions:]
[Redemption provisions:]
[Sinking fund requirements:]
Number of Option Securities, if any, that may be purchased by the Underwriters:
Delayed Delivery Contracts:  [authorized] [not authorized]
         [Date of Delivery:
         Minimum Contract:
         Maximum number of Shares:
         Fee:
Additional co-managers, if any:
Other terms:
Closing date and location:


                                   [Warrants]


Number of Warrants to be issued:
Warrant Agent:
Issuable jointly with Common Stock [yes] [no]
         [Number of Warrants issued with each share of Common Stock:] [Detachable data:]
         Date from which Warrants are exercisable:
         Date on which Warrants expire:
         Exercise Price(s) of Warrants:
         Initial public offering price:  $
         Purchase price:  $
         Title of Warrant Securities:
         Principal amount purchasable upon exercise of one Warrant:
         Interest rate:   Payable:

         Date of maturity:
         Redemption provisions:
         Sinking fund requirements:
[Delayed Delivery Contracts:  [authorized]  [not authorized]
         [Date of delivery:
         Minimum contract:
         Maximum aggregate principal amount:
         Fee:    %]
Other terms:
[Closing date and location:]]


                 All the provisions contained in the document attached as Annex A hereto entitled "Crescent Real Estate Equities, Inc._Preferred Stock, Common Stock and Common Stock Warrants_Purchase Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Please accept this offer no later than ________ o'clock P.M. (New York City time) on ______________ by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                        Very truly yours
                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                     INCORPORATED



                        By:
                             ------------------------------------------

                        Acting on behalf of itself and the
                        other named Underwriters.


Accepted:

By:   CRESCENT REAL ESTATE EQUITIES, INC.



      By:
         --------------------------------
         Name:
         Title:

                                                                       EXHIBIT B





                      CRESCENT REAL ESTATE EQUITIES, INC.
                            (a Maryland corporation)

                             [Title of Securities]

                           DELAYED DELIVERY CONTRACT
                           -------------------------


                                                   Dated:                 , 1996
                                                           ------------ --

To:      CRESCENT REAL ESTATE EQUITIES, INC.
         900 Third Avenue, Suite 1800
         New York, New York  10022

Attention:
            -------------------

Ladies and Gentlemen:

                 The undersigned hereby agrees to purchase from Crescent Real Estate Equities, Inc. ("the Company"), and the Company agrees to sell to the undersigned on ___________ ___, 19__ (the "Delivery Date"), ___________________
_____________________________ of the Company's [insert title of security] (the "Securities"), offered by the Company's Prospectus dated ____________ ___, 19__, as supplemented by its Prospectus Supplement dated ___________ _____, 19__, receipt of which is hereby acknowledged, at a purchase price of [$ _________] to the Delivery Date and on the further terms and conditions set forth in this contract.

                 Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by [certified or official bank check in New York Clearing House] [same day] funds at the office of ____________________________________________________, on the
Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

                 The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before _________ __, 19__, shall have sold to the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated ____________, 19__ between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

                 Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinions of counsel for the Company delivered to the Underwriters in connection therewith.

                 By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

                 This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

                 It is understood that the Company will not accept Delayed Delivery Contracts for a number of Securities in excess of ______ and that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

                 This Agreement shall be governed by the laws of the State of New York.

                                       Yours very truly,


                                       ---------------------------------------
                                                 (Name of Purchaser)



                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------


                                       ----------------------------------------

                                       ----------------------------------------
                                                      (Address)



Accepted as of the date first above written.

Crescent Real Estate Equities, Inc.



By:
       -------------------------------------
       Name:
       Title:



                 PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING


                 The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)

                                                                           Telephone No.
                         Name                                          (including Area Code)
                         ----                                          ---------------------

          -----------------------------------                   -----------------------------------





                                      3